UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 18, 2026

Commission File Number: 0-23153

Track Group, Inc.
(Exact name of registrant as specified in its charter.)

Delaware	87-0543981
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

200 E 5th Ave, Suite 100, Naperville, Illinois 60563
(Address of principal executive offices)

(877) 260-2010
(Registrant’s Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Contribution and Exchange Agreement and Joinder Agreement

On August 18, 2026, Track Group, Inc., a Delaware corporation (the “Company”), and Track Group Holdings, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“TG Holdings”), entered into a Contribution and Exchange Agreement (the “Contribution Agreement”) wherein the Company transferred, conveyed and delivered to TG Holdings, all of Company’s rights, title and interest in and to its ownership of the Company’s other wholly-owned subsidiaries, consisting of Track Group Americas, Inc., Track Group Analytics Ltd., Track Group – Puerto Rico Inc. and Emerge Monitoring, Inc (collectively, the “Collateral”). The Contribution Agreement, and Joinder Agreement, referred to below were entered into pursuant to the Credit Agreement, dated April 30, 2026, by and between the Company and Chatham Capital Management, LLC as administrative agent for itself, the Lenders (as defined in the Credit Agreement), and certain affiliates of the Lenders (the “Administrative Agent”).

On August 18, 2026, TG Holdings entered into a Joinder Agreement (the “Joinder Agreement”) for the benefit of the Administrative Agent for itself, the Lenders, and certain affiliates of the Lenders, in connection with (i) a Guaranty and Collateral Agreement dated as of April 30, 2026, among grantors party thereto and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty and Collateral Agreement”), (ii) that certain Intercompany Subordination Agreement dated as of April 30, 2026, by the Junior Lenders (as defined in the Credit Agreement) from time to time party thereto, in favor of Administrative Agent, and consented to by debtors from time to time. (the debtors’ consent delivered in connection therewith, together with that debtors’ consent, as amended, restated, supplemented or otherwise modified from time to time, the “Intercompany Subordination Agreement”), and (iii) that certain Master Intercompany Demand Note dated as of April 30, 2026 (together with the endorsement delivered in connection therewith, as amended, restated, supplemented or otherwise modified from time to time, the “Master Intercompany Note”). Pursuant to the Joinder Agreement, TG Holdings joined as a grantor and guarantor the Guaranty and Collateral Agreement and assumed all the obligations of a borrowing company and a lending company under the Master Intercompany Note delivered in connection with the Credit Agreement, and pledged to the Administrative Agent a security interest in all of its rights, title and interest in and to the Collateral.

The foregoing description of the Contribution Agreement and Joinder Agreement do not purport to be complete and is qualified in its entirety by reference to the Contribution Agreement and Joinder Agreement filed as Exhibit 10.1 and 10.2, respectively to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01 Other Events.

On August 18, 2026, TG Holdings was formed as a wholly-owned subsidiary of the Company, in connection with the Company’s commitments made in connection with the Credit Agreement as previously disclosed in the Company’s Current Report on Form 8-K filed on May 1, 2026.

The information under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Contribution and Exchange Agreement by and between the Company and Track Group Holdings, LLC dated August 18, 2026
10.2	Joinder Agreement by and between Track Group Holdings, LLC and Chatham Capital Management, as administrative agent, dated August 18, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRACK GROUP, INC.

Date: August 24, 2026	By:	/s/ James A. Berg
James A. Berg
Chief Financial Officer